THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
OPTIONAL GUARANTEED LIVING BENEFIT
EXTENSION DATA PAGE ENDORSEMENT
Notwithstanding any provision in the Contract or Certificate (“Contract”) to the contrary, this Endorsement Data Page becomes a part of the Contract to which it is attached. Should any provision in this Endorsement Data Page conflict with the Contract, the provisions of this Endorsement Data Page will prevail.
Subject to the terms and conditions set forth in the Optional Guaranteed Living Benefit Endorsement, this Extension Endorsement Data Page replaces the Endorsement Data Page of the original Optional Guaranteed Living Benefit Endorsement.
ENDORSEMENT DATA PAGE

COVERED PERSON(S):	[John Doe] ←1

ENDORSEMENT EFFECTIVE DATE:	[March 1, 2013] ←1

EXTENSION AVAILABILITY DATE:	[March 1, 2018] ←1

ELIGIBLE PURCHASE PAYMENTS:	Contract Year(s)	Percentage of Purchase Payment Included	Eligible Purchase Payment
	1	100%	Eligible Purchase Payment Limit
	2-5	100%	In each Contract Year, 100% of Purchase Payments made in Contract Year 1 (one) not to exceed Eligible Purchase Payment Limit
	6+	0%	In each Contract Year, 0% of Purchase Payments made in Contract Year 1 (one) not to exceed Eligible Purchase Payment Limit

ELIGIBLE PURCHASE PAYMENT LIMIT:	The sum of Eligible Purchase Payments cannot exceed $1,500,000 without prior Company approval

ENDORSEMENT FEE:	Annual fee of [0.85%] ←2of the Income Base deducted quarterly from Contract Value allocated to the Variable Portfolio(s) or Subaccount(s) beginning one quarter following the Endorsement Effective Date and ending on the termination of this Endorsement

INCOME BASE EVALUATION PERIOD:	Beginning on the Endorsement Effective Date and ending [5] ←3 years later

GROSS INCOME CREDIT PERCENTAGE:	[7%] ←4

INCOME CREDIT PERIOD:	Beginning on the Endorsement Effective Date and ending [5] ←3 years later

INCOME CREDIT AVAILABILITY:	At the end of each Benefit Year during the Income Credit Period

MAXIMUM ANNUAL WITHDRAWAL PERCENTAGE:

	Age at First Withdrawal		Percentage
→5	Prior to Your [62nd ] Birthday		[4%]
	On or after Your [62nd ] Birthday		[5%]

MINIMUM INCOME BASE:	200% of Eligible Purchase Payments received in Contract Year 1 effective on the 10th Benefit Year anniversary provided no Withdrawals are taken before the 10th Benefit Year anniversary.

FSE-6231E-V (10/10)	1

Signed for the Company to be effective on the Endorsement Effective Date.
←6

FSE-6231E-V (10/10)	2